                                 EXHIBIT 99.4

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             Subject to Completion
       Prospectus Supplement to Prospectus Dated _________________, 199_

                                       $
           CS First Boston Auto Receivables Securities Trust 199_-___


                  $         %  Asset Backed Notes, Class A-1
                  $         %  Asset Backed Notes, Class A-2
                  $         %  Asset Backed Certificates
                                    ------

                      Asset Backed Securities Corporation
                                    Company
                                ________________

          CS First Boston Auto Receivables Securities Trust 199___ -___ (the "Trust") will be formed pursuant to a trust agreement (the "Trust Agreement") dated as of __________, 199__ (the "Cutoff Date"), between Asset Backed Securities Corporation (the "Company"), as depositor, and ____________ (the "Owner Trustee"), as owner trustee. The Trust will issue $__________ aggregate principal amount of ________% Asset Backed Notes, Class A-1 (the "Class A-1 Notes") and $______________ aggregate principal amount of __________% Asset Backed Notes, Class A-2 (the "Class A-2 Notes" and, collectively with the Class A-1 Notes, the "Notes") pursuant to an indenture (the "Indenture"), dated as of the Cutoff Date, between the Trust and _______, (the "Indenture Trustee") as indenture trustee. The Trust also will issue $_____ aggregate principal amount of ________% Asset Backed Certificates (the "Certificates" and, collectively with the Notes, the "Securities").

                                ________________
                                                   (Continued on following page)

          THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF, OR INTERESTS IN, CS FIRST BOSTON CORPORATION, THE COMPANY, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, ANY SELLER, OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES, THE COLLATERAL CERTIFICATES (AS DEFINED HEREIN), [THE GOVERNMENT SECURITIES (AS DEFINED HEREIN)] OR THE RECEIVABLES (AS DEFINED HEREIN) ARE INSURED OR GUARANTEED BY CS FIRST BOSTON CORPORATION, THE COMPANY, ANY SELLER, ANY OF THEIR RESPECTIVE AFFILIATES OR [, OTHER THAN IN THE CASE OF THE GOVERNMENT SECURITIES,] ANY GOVERNMENTAL AGENCY.

                                ________________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ________________

          PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER RISK FACTORS ON PAGE S-10 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 10 OF THE ACCOMPANYING PROSPECTUS.
                                ________________

          PROSPECTIVE INVESTORS SHOULD CONSIDER THE LIMITATIONS DISCUSSED UNDER ERISA CONSIDERATIONS HEREIN AND IN THE ACCOMPANYING PROSPECTUS.

                      Price to the     Underwriting   Proceeds to the
                      Public(1)        Discount       Company(1)(2)
                      ------------     ------------   ---------------
Per Class A-1 Note..          %                %              %
Per Class A-2 Note..          %                %              %
Per Certificate.....          %                %              %
Total                  $                $              $

(1)  Plus accrued interest, if any, from  ______________, 199_.
(2)  Before deducting expenses, estimated to be $____________.
                                ________________

          The Notes and the Certificates are offered subject to prior sale and subject to the right of CS First Boston Corporation (the "Underwriter") to reject orders in whole or in part. It is expected that delivery of the Notes and the Certificates will be made through the Same Day Funds System of the Depository Trust Company on or about _______, 199_.

                            [LOGO] CS FIRST BOSTON

          The date of this Prospectus Supplement is __________, 199_.

(Continued from preceding page)

                The assets of the Trust will consist primarily of [(a)] certain asset backed certificates or notes (collectively, "Collateral Certificates"), each issued pursuant to a pooling and servicing agreement, sale and servicing agreement, trust agreement or indenture (each, an "Underlying Agreement") [and (b) the Government Securities (as defined below). Each Collateral Certificate represents an interest in a trust fund created pursuant to such Underlying Agreement consisting of a pool of motor vehicle installment loan agreements and motor vehicle retail installment sales contracts (collectively, the "Receivables") secured by new or used automobiles, vans and light duty trucks, certain monies due or received thereunder on and after the Cutoff Date, security interests in the vehicles financed thereby, and a de minimus amount of certain other property ancillary thereto, in each case as more fully described herein. [Describe Government Securities (the "Government Securities").] The Collateral Certificates [and the Government Securities] [will be transferred to the Trust by the Company pursuant to the Trust Agreement][will be purchased by the Trust with funds received from the Company in exchange for the Securities]. [The [Trust] [Company] will purchase the Collateral Certificates [and the Government Securities] from a certain seller or sellers (each, a "Seller").] The Notes will be secured by the assets of the Trust pursuant to the Indenture. The Trust may also draw on funds on deposit in a Reserve Account, to the extent described herein, to meet shortfalls in interest due to Securityholders on any Distribution Date. The Reserve Account will not be part of the Trust.

                Interest on each class of Notes will accrue at the fixed per annum rates specified above and generally will be payable on the __ day of each month, commencing ______, 199_ (each, a "Distribution Date"). Principal of the Notes will be payable on each Distribution Date to the extent described herein; however, no principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full. The Certificates represent fractional undivided interests in the Trust. Interest on the Certificates will accrue at the fixed per annum rate specified above and generally will be payable on each Distribution Date. No distributions of principal will be made on the Certificates until all of the Notes have been paid in full. To the extent not previously paid, the Class A-1 Notes will be payable in full on _______, 199_, the Class A-2 Notes will be payable in full on
      _______, 199_, and the Certificates will be payable in full on
      _______,199_.
                              ____________________

                THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. INFORMATION WITH RESPECT TO EACH COLLATERAL CERTIFICATE [AND GOVERNMENT SECURITY] IS CONTAINED IN SCHEDULE I AND APPENDIX A HERETO. SALES OF THE NOTES OR THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

           THERE CURRENTLY IS NO SECONDARY MARKET FOR THE SECURITIES, AND THERE CAN BE NO ASSURANCE THAT ONE WILL DEVELOP. THE UNDERWRITER EXPECTS, BUT IS NOT OBLIGATED, TO MAKE A MARKET IN THE SECURITIES. THERE IS NO ASSURANCE THAT ANY SUCH MARKET WILL DEVELOP OR CONTINUE.

           [IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATION, THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE OFFERED SECURITIES IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.]

                             _____________________

                UNTIL _____________________, _______ ALL DEALERS EFFECTING
      TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             AVAILABLE INFORMATION

                The Company has filed with the Securities and Exchange Commission (the "Commission"), on behalf of the Trust, a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement"), of which this Prospectus Supplement is a part under the Securities Act of 1933, as amended. This Prospectus Supplement does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Trustee will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).

                          REPORTS TO SECURITY HOLDERS

                Unless and until Definitive Notes or Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Trustee and sent on behalf of the Trust only to Cede & Co., as nominee of The Depository Trust Company and registered holder of the Notes and the Certificates. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "--Statements to Securityholders" in the accompanying Prospectus (the "Prospectus").

                                SUMMARY OF TERMS

      The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Issuer........................          CS First Boston Auto Receivables
                                        Securities Trust 199_-___, a trust
                                        (the "Trust" or the "Issuer") to be
                                        formed pursuant to a trust agreement
                                        (the "Trust Agreement") dated as of
                                        ___________, 199_ (the "Cutoff
                                        Date"), between the Company and the
                                        Owner Trustee.

Company.......................          The Company is a special-purpose
                                        Delaware corporation organized for
                                        the purpose of causing the issuance
                                        of the Securities and other
                                        securities issued under the
                                        Registration Statement backed by
                                        receivables or underlying securities
                                        of various types and acting as
                                        settlor or depositor with respect to
                                        trusts, custody accounts or similar
                                        arrangements or as general or limited
                                        partner in partnerships formed to
                                        issue securities.  It is not expected
                                        that the Company will have any
                                        significant assets. The Company is an
                                        indirect, wholly owned finance
                                        subsidiary of Collateralized Mortgage
                                        Securities Corporation which is a
                                        wholly owned subsidiary of CS First
                                        Boston Securities Corporation, which
                                        is a wholly owned subsidiary of CS
                                        First Boston, Inc.  Neither CS First
                                        Boston Securities Corporation nor CS
                                        First Boston, Inc. nor any of their
                                        affiliates has guaranteed, will
                                        guarantee or is or will be otherwise
                                        obligated with respect to any Series
                                        of Securities.

                                        The Company's principal executive
                                        office is located at Park Avenue
                                        Plaza, 55 East 52nd Street, New York,
                                        New York 10055, and its telephone
                                        number is (212) 909-2000.

Indenture Trustee.............          ____________________, as trustee
                                        under the Indenture (the "Indenture
                                        Trustee").

Owner Trustee.................          ____________________, as trustee
                                        under the Trust Agreement (the "Owner
                                        Trustee").

The Notes.....................          The Trust will issue $______
                                        aggregate principal amount of ___%
                                        Asset Backed Notes, Class A-1 (the
                                        "Class A-1 Notes") and $______
                                        aggregate principal amount of ___%
                                        Asset Backed Notes, Class A-2 (the
                                        "Class A-2 Notes" and, collectively
                                        with the Class A-1 Notes, the
                                        "Notes") on ___, 199_ (the "Closing
                                        Date") pursuant to an indenture (the
                                        "Indenture") dated as of the Cutoff
                                        Date between the Issuer and the
                                        Indenture Trustee.

                                        Under the terms of the Indenture, the
                                        Notes will be secured by the assets
                                        of the Trust.

The Certificates..............          The Trust will issue $____ aggregate
                                        principal amount of ___% Asset Backed
                                        Certificates (the "Certificates" and,
                                        with the Notes, the "Securities") on
                                        the Closing Date.  The Certificates
                                        represent fractional undivided
                                        interests in the Trust and will be
                                        issued pursuant to the Trust
                                        Agreement.

The Collateral Certificate....          The Collateral Certificates are
                                        described in Schedule I hereto.  The
                                        Collateral Certificates consist of
                                        certain asset backed certificates or
                                        notes, each issued pursuant to a
                                        pooling and servicing agreement, sale
                                        and servicing agreement, trust
                                        agreement or indenture (each, an
                                        "Underlying Agreement").  Each
                                        Collateral Certificate represents an
                                        interest in a trust fund (an
                                        "Underlying Trust Fund") created
                                        pursuant to such Underlying
                                        Agreement.  The assets of each
                                        Underlying Trust Fund consist
                                        primarily of a pool of motor vehicle
                                        installment loan agreements and motor
                                        vehicle retail
                                        installment sale contracts
                                        (collectively, the "Receivables")
                                        secured by new or used automobiles, vans and light duty trucks, certain monies due or received thereunder, security interests in the vehicles financed thereby, and certain other property.
                                        Holders of a Collateral Certificate are
                                        entitled to receive distributions of
                                        interest and principal in respect
                                        thereof as described herein.

[The Government Securities              Describe Government Securities, if
                                        any (the "Government Securities").]

Trust Property................          The assets of the Trust (the "Trust
                                        Property") include (i) the Collateral
                                        Certificates, [(ii) the Government
                                        Securities, (iii)] [(ii)] all monies
                                        (including accrued interest) received
                                        on or with respect to the Collateral
                                        Certificates [and the Government
                                        Securities] on or after the Cutoff
                                        Date, [(iii)(iv)] all amounts and
                                        property from time to time held in or
                                        credited to the Collection Account,
                                        [(iv)(v)] the right to draw on funds
                                        on deposit in the Reserve Account, to
                                        the extent described herein, to meet
                                        shortfalls in interest due to
                                        Certificateholders, and [(v)(vi)] any
                                        and all proceeds of the foregoing.
                                        The Reserve Account will not be
                                        property of the Trust.  See "The
                                        Certificates--Distributions of
                                        Interest", "--Distributions of
                                        Principal" and "The Trust".

Risk Factors..................          For a discussion of risk factors that
                                        should be considered with respect to
                                        an investment in the Securities, see
                                        "Risk Factors" herein and in the
                                        related Prospectus.

Terms of the Notes

   A.  Distribution Dates.....          Payments of interest and principal on
                                        the Notes will be made on the ___ day
                                        of each month or, if any such day is
                                        not a Business Day, on the next
                                        succeeding Business Day (each, a
                                        "Distribution Date") commencing
                                        ____________, 199_.  Payments will be
                                        made to holders of record of the
                                        Notes (the "Noteholders") as of the
                                        day immediately preceding such
                                        Distribution Date (each, a "Record
                                        Date").  A "Business Day" is a day
                                        other than a Saturday, a Sunday or
                                        day on which banking institutions or
                                        trust companies in The City of New
                                        York or the city in which the
                                        corporate trust office of the
                                        Indenture Trustee is located are
                                        authorized by law, regulation or
                                        executive order to be closed.

   B.  Interest Rates.........          Interest will accrue on the Class A-1
                                        Notes at a per annum rate of ____%
                                        (the "Class A-1 Rate") and on the
                                        Class A-2 Notes at a per annum rate
                                        of ____% (the "Class A-2 Rate"), in
                                        each case, calculated on the basis of
                                        a 360-day year consisting of twelve
                                        30-day months.  The Class A-1 Rate
                                        and the Class A-2 rate are sometimes
                                        referred to herein collectively as
                                        the "Interest Rates".

   C.  Interest...............          Interest on the outstanding principal
                                        amount of the Class A-1 Notes and the
                                        Class A-2 Notes in respect of any
                                        Distribution Date will accrue at the
                                        Class A-1 Rate and the Class A-2
                                        Rate, respectively, from and
                                        including the most recent
                                        Distribution Date on which interest
                                        payments were distributed to
                                        Noteholders (or, in the case of the
                                        first Distribution Date, from and
                                        including the Closing Date) to but
                                        excluding such Distribution Date.
                                        Interest will be paid to the
                                        Noteholders on each Distribution
                                        Date, to the extent of the Total
                                        Distribution Amount (as defined
                                        herein) and the Reserve Account.  See
                                        "The Notes -- Payments of Interest"
                                        herein.

   D.   Principal.............          On each Distribution Date for as long
                                        as the Class A-1 Notes are
                                        outstanding, principal of the Class
                                        A-1 Notes will be payable on each
                                        Distribution Date in an amount equal
                                        to the Total Distribution Amount
                                        remaining following payment of the
                                        Noteholders' Interest Distributable
                                        Amount (as defined herein) on such
                                        date.  On each Distribution Date from
                                        and including the Distribution Date
                                        on which the Class A-1 Notes are paid
                                        in full and for as long as the Class A-2
                                        Notes are outstanding, principal of the
                                        Class A-2 Notes will be payable on each
                                        Distribution Date in an amount equal to
                                        the Total Distribution Amount remaining
                                        following payment of the Noteholders'
                                        Interest Distributable Amount and, on
                                        the Distribution Date on which the Class
                                        A-1 Notes are paid in full, any amount
                                        distributed as principal to holders of
                                        the Class A-1 Notes. No principal
                                        payment will be made on the Class A-2
                                        Notes until the Class A-1 Notes have
                                        been paid in full.

                                        The outstanding principal amount, if
                                        any, of the Class A-1 Notes will be
                                        payable in full on ____________, 199_
                                        (the "Class A-1 Final Scheduled Payment
                                        Date") and the outstanding principal
                                        amount, if any, of the Class A-2 Notes
                                        will be payable in full on ____________, 199_ (the "Class A-2 Final Scheduled Payment Date").

                                        See "The Notes -- Payments of
                                        Principal" herein.


   E.  Optional Redemption....          The Class A-2 Notes may be redeemed
                                        in whole, but not in part, on a
                                        Distribution Date on which the
                                        Company exercises its option to
                                        purchase the Collateral Certificates
                                        [and the Government Securities].
                                        Under the terms of the Trust
                                        Agreement, the Company may purchase
                                        the Collateral Certificates [and the
                                        Government Securities] when the
                                        aggregate principal balance of the
                                        Collateral Certificates [and the
                                        Government Securities] (the "Pool
                                        Balance") has been reduced to 10% or
                                        less of the Pool Balance as of the
                                        Cutoff Date.  The redemption price
                                        for the Class A-2 Notes will equal
                                        the unpaid principal amount of the
                                        Class A-2 Notes plus accrued interest
                                        at the Class A-2 Rate.

       Terms of the Certificates

   A.  Distribution Dates.....          Distributions with respect to the
                                        Certificates will be made on each
                                        Distribution Date to holders of
                                        record of the Certificates (the
                                        "Certificateholders", and,
                                        collectively with the Noteholders,
                                        the "Securityholders") as of the
                                        related Record Date.

   B.  Pass-Through Rate......          Interest will accrue on the
                                        Certificates at a per annum rate of
                                        ___% (the "Certificate Pass-Through
                                        Rate"), calculated on the basis of a
                                        360-day year consisting of twelve
                                        30-day months.

   C.  Interest...............          On each Distribution Date, the Owner
                                        Trustee will distribute pro rata to
                                        Certificateholders accrued interest
                                        at the Certificate Pass-Through Rate
                                        on the Certificate Balance as of the
                                        preceding Distribution Date (after
                                        giving effect to distributions made
                                        on such Distribution Date) generally
                                        to the extent of funds available
                                        following payment of the Noteholders'
                                        Distributable Amount (as defined
                                        herein) from the Total Distribution
                                        Amount and the Reserve Account.
                                        Interest on the Certificates in
                                        respect of any Distribution Date will
                                        accrue from the most recent
                                        Distribution Date (or, in the case of
                                        the first Distribution Date, the
                                        Closing Date) to but excluding such
                                        Distribution Date.  See "The
                                        Certificates -- Distributions of
                                        Interest" herein.

   D. Principal...............          On each Distribution Date on and
                                        after the date on which the Class A-2
                                        Notes are paid in full, principal of
                                        the Certificates will be payable in
                                        an amount generally equal to the
                                        Total Distribution Amount remaining
                                        after payment of the Servicing Fee,
                                        the Noteholders' Distributable Amount
                                        (on the Distribution Date on which
                                        the outstanding principal amount of
                                        the Class A-2 Notes is reduced to
                                        zero) and the Certificateholders'
                                        Interest Distributable Amount.

                                        The outstanding principal amount, if
                                        any, of the Certificates will be
                                        payable full on ____________, 199_
                                        (the "Final Scheduled Distribution
                                        Date").

                                        See "The Certificates -- Distributions
                                        of Principal" and "Description of the
                                        Trust Agreement -- Distributions"
                                        herein.

   E.  Optional Prepayment....          If the Company exercises its option
                                        to purchase the Collateral Certificates
                                        [and the Government Securities], which
                                        it may do when the Pool Balance is 10%
                                        or less of the Pool Balance as of the
                                        Cutoff Date, the Certificateholders will receive an amount in respect of the Certificates equal to the Certificate
                                        Balance plus accrued interest at the
                                        Certificate Pass-Through Rate, and the
                                        Certificates will be retired. See "The
                                        Certificates--Optional Prepayment" and
                                        "The Notes --Optional Redemption"
                                        herein.

Reserve Account...............          The Reserve Account will be created with
                                        an initial deposit by the Company on the Closing Date of cash or Eligible
                                        Investments having a value of at least
                                        $________ (the "Reserve Account Initial
                                        Deposit"). Funds will be withdrawn from
                                        the Reserve Account on any Distribution
                                        Date if, and to the extent that, the
                                        Total Distribution Amount for the
                                        related Collection Period is less than
                                        the Noteholders' Interest Distributable
                                        Amount and will be deposited in the Note
                                        Distribution Account for distribution to the Noteholders. In addition, funds will be withdrawn from the Reserve Account to the extent that the portion of the Total
                                        Distribution Amount remaining after
                                        payment of the Noteholders'
                                        Distributable Amount is less than the
                                        Certificateholders' Interest
                                        Distributable Amount and will be
                                        deposited in the Certificate
                                        Distribution Account for distribution to the Certificateholders.

                                        Funds in the Reserve Account may be
                                        invested in securities that will not
                                        mature prior to the date of such next
                                        scheduled distribution with respect to
                                        the Notes or Certificates and will not
                                        be sold prior to maturity to meet any
                                        shortfalls. Thus, the amount of
                                        available funds on deposit in the
                                        Reserve Account at any time may be less
                                        than the balance of the Reserve Account.
                                        If the amount required to be withdrawn
                                        from the Reserve Account to cover
                                        shortfalls in collections on the related
                                        Collateral Certificates exceeds the
                                        amount of available funds on deposit in
                                        the Reserve Account, a temporary
                                        shortfall in the amounts distributed to
                                        the Noteholders or Certificateholders
                                        could result.

                                        On each Distribution Date, the amount
                                        available in the Reserve Account will be reinstated up to the Specified Reserve Account Balance by the deposit thereto of the amount, if any, remaining in the Collection Account after payment on such date of the Noteholders' Distributable Amount and the Certificateholders' Distributable Account. The "Specified Reserve Account Balance" with respect to any Distribution Date generally will be equal to [state formula]. Certain amounts in the Reserve Account on any Distribution Date (after giving effect to all distributions to be made on such Distribution Date) in excess of the Specified Reserve Account Balance for such Distribution Date will be released to the Company and will no longer be available to the Securityholders.

                                        The Reserve Account will be maintained
                                        with the Indenture Trustee as a
                                        segregated trust account, but will not
                                        be part of the Trust. See "The Trust
                                        Agreement --Reserve Account" herein.

Collection Account............          Except under certain conditions
                                        described in the Prospectus under
                                        "Description of the Trust Agreement--
                                        Collections," the Owner Trustee will be
                                        required to remit collections received
                                        with respect to the Collateral
                                        Certificates [and the Government
                                        Securities] within two Business Days of
                                        receipt thereof to one or more accounts
                                        in the name of the Owner Trustee (the
                                        "Collection Account"). Pursuant to the
                                        Trust Agreement, the Owner Trustee will
                                        withdraw funds on deposit in the
                                        Collection

                                        Account and apply such funds
                                        on each Distribution Date to the
                                        following (in the priority indicated):
                                        (i) the Noteholders' Interest
                                        Distributable Amount to the Note
                                        Distribution Account, (ii) the
                                        Noteholders' Principal Distributable
                                        Amount to the Note Distribution Account,
                                        (iii) the Certificateholders' Interest
                                        Distributable Amount to the Certificate
                                        Distribution Account, (iv) after the
                                        Class A-2 Notes have been paid in full,
                                        the Certificateholders' Principal
                                        Distributable Amount to the Certificate
                                        Principal Distributable Account and (v)
                                        the remaining balance, if any, to the
                                        Reserve Account. See "The Trust
                                        Agreement --Distributions" and" --
                                        Reserve Account" herein.

Tax Status....................          In the opinion of Sidley & Austin
                                        ("Federal Tax Counsel"), the Trust
                                        will not be an association (or
                                        publicly traded partnership) taxable
                                        as a corporation for federal income
                                        tax purposes.  Federal Tax Counsel
                                        has also advised the Trust that the
                                        Notes will be classified as debt for
                                        federal income tax purposes.  The
                                        Trust will agree, and the owners of
                                        beneficial interests in the Notes
                                        will agree by their purchase of
                                        Notes, to treat the Notes as debt for
                                        federal tax purposes.  The Trust will
                                        also agree, and the related owners of
                                        beneficial interests in the
                                        Certificates ("Certificate Owners")
                                        will agree by their purchase of
                                        Certificates, to treat the Trust as a
                                        partnership for purposes of federal
                                        and state income tax, franchise tax
                                        and any other tax measured in whole
                                        or in part by income, with the assets
                                        of the partnership being the assets
                                        held by the Trust, the partners of
                                        the partnership being the Certificate
                                        Owners (including, to the extent
                                        relevant, the Company in its capacity
                                        as recipient of distributions from
                                        any Reserve Fund) and the Notes being
                                        debt of the partnership. See "Certain
                                        Federal Income Tax Consequences" in
                                        the Prospectus for additional
                                        information concerning the
                                        application of federal income tax
                                        laws to the Trust and the Securities.

ERISA Considerations..........          Subject to the considerations
                                        discussed under "ERISA
                                        Considerations" herein and in the
                                        Prospectus, the Notes are eligible
                                        for purchase by employee benefit
                                        plans.  The Certificates may not be
                                        acquired by employee benefit plans
                                        subject to the Employee Retirement
                                        Income Security Act of 1974, as
                                        amended, or by "plans" as defined in
                                        Section 4975 of the Internal Revenue
                                        Code of 1986, as amended.  See "ERISA
                                        Considerations" herein and in the
                                        Prospectus.

Ratings of the Securities.....          It is a condition to the issuance of
                                        the Notes and Certificates that the
                                        Class A-1 Notes be rated at least
                                        "______" or its equivalent, the Class
                                        A-2 Notes be rated at least "_______"
                                        or its equivalent and the
                                        Certificates be rated at least
                                        "__________" or its equivalent, in
                                        each case by at least two nationally
                                        recognized rating agencies.

                                        A rating is not a recommendation to
                                        purchase, hold or sell the Notes or
                                        Certificates, inasmuch as such rating
                                        does not comment as to market price
                                        or suitability for a particular
                                        investor.  A rating addresses the
                                        likelihood that principal of and
                                        interest on a particular class of
                                        Notes or the Certificates, as
                                        applicable, will be paid pursuant to
                                        its terms.  There can be no assurance
                                        that a rating will not be lowered or
                                        withdrawn by a rating agency if
                                        circumstances so warrant.  See "Risk
                                        Factors -- Ratings of the Securities"
                                        herein.

                                  RISK FACTORS

                In addition to the other information contained in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider the following risk factors before investing in the Securities.

                Limited Liquidity of Securities. There is currently no secondary market for the Securities. CS First Boston Corporation (the "Underwriter") currently intends to make a market in the Securities, but is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the Securities.

                Subordination of Certificates; Limited Assets of Trust. Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. Consequently, Certificateholders will not receive any distributions with respect to a Collection Period until full amount of interest on and principal of the Notes distributable on such Distribution Date has been deposited in the Note Distribution Account. The Certificateholders will not receive any distributions of principal until after the Notes have been paid in full. See "The Trust Agreement -- Distributions" herein.

                The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Collateral Certificates [and the Government Securities] and access to funds in the Reserve Account. Securityholders must rely on payments on the Collateral Certificates [and the Government Securities] and, if and to the extent available, amounts on deposit in the Reserve Account. Although any funds available in the Reserve Account on each Distribution Date will be applied to cover shortfalls in distribution of interest on the Notes and the Certificates, the funds to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on distributions on the Collateral Certificates [and the Government Securities] to make distributions on the Notes and the Certificates. See "The Trust" and "The Trust Agreement -- Reserve Account" herein.

                Funds in the Reserve Account may be invested in securities that will not mature prior to the date of such next scheduled distribution with respect to the Notes or Certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the related Receivables exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders or Certificateholders could result.

                Ratings of the Securities. It is a condition to the issuance of the Notes and the Certificates of the Notes and the Certificates that the Class A-1 Notes be rated "___________" or its equivalent, the Class A-2 Notes be rated "________" or its equivalent and the Certificates be rated "_________" or its equivalent, in each case by at least two nationally recognized rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the Securities pursuant to their terms. There can be no assurance that a rating will be retained for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. In the event that a rating is subsequently lowered or withdrawn, no person or entity will be required to provide any additional credit enhancement. The ratings of the Notes are based primarily on the credit quality of the Receivables [and the Government Securities], the subordination provided by the Certificates and the availability of funds in the Reserve Account. The ratings of the Certificates are based primarily on the credit quality of the Receivables [and the Government Securities] and the availability of funds in the Reserve Account.

                Trust's Limited Relationship to the Company. The Company is generally not obligated to make any payments in respect of the Certificates [,] [or] the Collateral Certificates [or the Government Securities].

                Risk Factors Regarding Collateral Certificates. Prospective investors in the Securities should consider carefully the factors set forth under the caption "Risk Factors" or "Special Considerations" in the prospectuses relating to the Collateral Certificates attached hereto as Appendix A for certain additional considerations relating to the Collateral Certificates and investments backed by Receivables.


                Risk Factors Regarding Government Securities. Prospective investors in the Securities should consider carefully the factors set forth under the caption "______________" in the disclosure documentation relating to the Government Securities attached hereto as Appendix A for certain additional considerations relating to the Government
      Securities.

                Available Information Regarding the Collateral Certificates. This Prospectus Supplement relates only to the Securities offered hereby and does not relate to the Collateral Certificates [or the Government Securities]. [Neither the Company nor the Underwriter participated in the preparation of the prospectuses relating to the Collateral Certificates or the offering of the Collateral Certificates, and neither has made any due diligence inquiry with respect to the information provided therein.] [[An affiliate of the Company] [The Underwriter] participated in the preparation of the prospectuses relating to the Collateral Certificates and the offering of the Collateral Certificates.] Although neither the Company nor the Underwriter is aware of any material misstatements or omissions in any such prospectus, the information provided therein or in the publicly available documents referred to below is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Company or the Underwriter. In particular, information set forth in any prospectus relating to the Collateral Certificates speaks only as of the date of such prospectus; there can be no assurance that events have not occurred, which may or may not have been publicly disclosed, that would affect the accuracy or completeness of any such statements.

                As a general rule, the originator of each Underlying Trust Fund is subject to the informational requirements of the Exchange Act. Accordingly, such originator files annual and periodic reports and other information with the Commission. Copies of such reports and other information with respect to the related Underlying Trust Fund, including monthly servicer reports ("Servicer Reports") regarding the Collateral Certificates may be inspected and copies at certain offices of the Commission at the addresses listed under "Available Information" herein.

                There can be no assurance that an originator of an Underlying Trust Fund will not elect to suspend its reporting under the Exchange Act after the date hereof if such originator of an Underlying Trust Fund no longer has a class of security listed on a national securities exchange or held by 300 or more holders of record. In such event, information (including financial information) then available to the Company and the Trustee with respect to such originator may not be as extensive, timely or readily available as that previously made available under the Exchange Act. Accordingly, in such event, the information with respect to any such Underlying Trust Fund that the Company and the Trustee can include in the Exchange Act reports of the Trust Fund will be similarly limited.

                [Available Information Regarding the Government Securities. Neither the Company nor the Underwriter participated in the preparation of the disclosure documentation relating to the Government Securities or the offering of the Government Securities, and neither has made any due diligence inquiry with respect to the information provided therein. Although neither the Company nor the Underwriter is aware of any material misstatements or omissions in any such documentation, the information provided therein is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Company or the Underwriter. In particular, information set forth in any disclosure documentation relating to the Government Securities speaks only as of the date of such documentation; there can be no assurance that events have not occurred, which may or may not have been publicly disclosed, that would affect the accuracy or completeness of any such statements.]

                [Geographic Concentration of Assets. Discuss impact on Securityholders of material concentration of trust assets in one or a few states, if applicable.]

                [Limited number of Loan Originators. Discuss impact on Securityholders of material concentration of loans originated by one or a few dealers, if applicable.]

                [Concentration of Credit Risk.  Discuss impact on
      Securityholders of material concentration of credit risk, if applicable.]

                [Interest Only Securities. Discuss risks associated with interest only securities, including any disproportionate prepayment or credit risks, if applicable.]

                [Principal Only Securities. Discuss risks associated with principal only securities, including any disproportionate prepayment or credit risks, if applicable.]


                                   THE TRUST

      GENERAL

                The Issuer, CS First Boston Auto Receivables Securities Trust 199_-_, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other that (i) acquiring, holding and managing the Collateral Certificates [, the Government Securities] and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates,
      (iii) making payments on the Notes and the Certificates, and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

                The Trust initially will be capitalized with equity equal to $____________, excluding amounts in the Reserve Account. Certificates with an original principal balance of $____________ (which represents approximately [1]% of the initial Certificate Balance) will be sold to ____________ and the remaining Certificates will be sold to third party investors the are expected to be unaffiliated with the Company and the Trust. The proceeds from the initial sale of the Notes and Certificates will be used by the Trust to purchase the Collateral Certificates [and the Government Securities] from the Company pursuant to the Trust Agreement. The Trustee will manage the Collateral Certificates [and the Government Securities] pursuant to the Trust Agreement.

                The Trust's principal offices are located in ________________________, Delaware, in care of ____________________, as
      Owner Trustee, at the address listed below under "--The Owner Trustee".

      CAPITALIZATION OF THE TRUST

                The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Notes and the Notes and the Certificates had taken place on such date:

        Class A-1 Notes .....................    $
        Class A-2 Notes .....................
        Certificates ........................    ----------------------------
                  Total .....................    $
                                                 ----------------------

      THE OWNER TRUSTEE

                ____________________ is the Owner Trustee under the Trust Agreement. ________________________ is a banking corporation and its principal offices are located at __________________________. The Owner Trustee's liability in connection with the issuance and sale of the Notes and Certificates is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement. Each Seller, the Company and their respective affiliates may maintain normal commercial banking release with the Owner Trustee and its affiliates.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

                Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Weighted Average Life of the Securities" in the Prospectus. In addition, holders of the Class A-2 Notes will not receive any principal payments until the Class A-1 Notes are paid in full, and holders of the Certificates will not receive any principal payments until the Class A-1 Notes and the Class A-2 Notes have been paid in full. See "The Notes -- Payments of Principal" and "The Certificates -- Distributions of Principal" herein. As the rate of payment of principal of each class of Notes and the Certificates depends on the rate of payment (including prepayments) of the Collateral Certificates [and the Government Securities], final payment of the Class A-1 Notes or the Class A-2 Notes and the final distribution in respect of the Certificates could occur significantly earlier than the Class A-1 Final Scheduled Payment Date, the Class A-2 Final Scheduled Payment Date or the Final Scheduled Distribution Date, as applicable. Securityholders will bear the risk of being able to reinvest principal payments on the Securities at yields at least equal to the yield on their Securities.


                                   THE NOTES

      GENERAL

                The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following summary describes the material terms of the Notes and the Indenture. The summary does not purport to be a complete description of all term of the Notes and the Indenture and therefore is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given Series and the related Indenture set forth under the headings "Description of the Notes" and "Certain Information Regarding the Securities" in the Prospectus, to which description reference is hereby made.

      PAYMENTS OF INTEREST

                Interest on the principal balance of the Class A-1 Notes and the Class A-2 Notes will accrue at the Class A-1 Rate and Class A-2 Rate, respectively, and will be payable to the holders of the Class A-1 Notes and the Class A-2 Notes monthly on each Distribution Date. Interest with respect to any Distribution Date will accrue from and including the most recent Distribution Date on which interest was distributed to Noteholders (or, with respect to the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date. Interest on each class of Notes will be calculated on the basis of a 360-day year of twelve 30-day months. Interest accrued but not paid on any Distribution Date will be due on the next Distribution Date, together with interest on such amount at the applicable Interest Rate (to the extent lawful). Interest payments on the Notes will generally be derived from the Total Distribution Amount and from the Reserve Account. See "The Trust Agreement -- Distributions" and "-- Reserve Account" herein. Interest payments to holders of both classes of Notes will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case the holders of each class of Notes will receive their ratable share (based on the aggregate amount of interest due on such class of Notes) of the aggregate amount available for distribution in respect of interest on the Notes.

      PAYMENTS OF PRINCIPAL

                On each Distribution Date for as long as the Class A-1 Notes are outstanding, principal will be distributed to holders of the Class A-1 Notes in an amount equal to the Total Distribution Amount remaining after payment of the Noteholder's Interest Distributable Amount. On each Distribution Date from and including the Distribution Date on which the Class A-1 Notes are paid in full and for as long as the Class A-2 Notes are outstanding, principal will be distributed to holders of the Class A-2 Notes in an amount equal to the Total Distribution Amount remaining after payment of the Noteholders' Interest Distributable Amount and, on the Distribution Date on which the outstanding principal amount of the Class A-1 Notes is reduced to zero, any amounts distributed as principal to holders of the Class A-1 Notes. No principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full. See "The Trust Agreement -- Distributions" and "-- Reserve Account" herein.

                The principal balance of the Class A-1 Notes, to the extent not previously paid, will be due on the Class A-1 Final Scheduled Payment Date and the principal balance of the Class A-2 Notes, to the extent not previously paid, will be due on the Class A-2 Final Scheduled Payment Date. The actual date on which the aggregate outstanding principal amount of either the Class A-1 Notes or the Class A-2 Notes is paid in full may be significantly earlier than the applicable Final Scheduled Payment Date set forth above due to a variety of factors, including those described under "Weighted Average Life of the Securities" herein and in the Prospectus.

      OPTIONAL REDEMPTION

                The Class A-2 Notes may be redeemed in whole, but not in part, on a Distribution Date on which the Company exercises its option to purchase the Collateral Certificates [and the Government Securities], which the Company may do after the aggregate outstanding principal amount of the Collateral Certificates [and the Government Securities] is reduced to 10% or less of the Pool Balance as of the Cutoff Date. See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus. The redemption price for the Class A-2 Notes will equal the unpaid principal amount of the Class A-2 Notes plus accrued and unpaid interest thereon.


                                THE CERTIFICATES

      GENERAL

                The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary describes the material terms of the Certificates and the Trust Agreement. This summary does not purport to be a complete description of all of the terms of the Trust Agreement and therefore is subject to, and qualified is its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements the description of the general terms and provision of the Certificates of any given Series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

      DISTRIBUTIONS OF INTEREST

                Interest on the principal balance of the Certificates will accrue at the Certificate Pass-Through Rate. Interest with respect to any Distribution Date will accrue from and including the most recent Distribution Date on which interest was distributed to Certificateholders (or, with respect to the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date and will be calculated on the basis of a 360-day year of twelve 30-day months. Interest accrued but not distributed on any Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Certificate Pass-Through Rate (to the extent lawful). Interest distributions with respect to the Certificates generally will be funded from the portion of the Total Distribution Amount and funds in the Reserve Account remaining after the distribution of the Noteholders' Distributable Amount. See "The Trust Agreements -- Distribution" and " -- Reserve Account" herein.

      DISTRIBUTIONS OF PRINCIPAL

                Certificateholders will not be entitled to distributions of principal on any Distribution Date until the Notes have been paid in full. On each Distribution Date on and after the Distribution Date on which the Class A-2 Notes are paid in full, the Certificateholders will be entitled to distributions of principal in a maximum amount equal to the lesser of
      (i) the Total Distribution Amount plus any funds in the Reserve Account remaining after payment of the Noteholders' Distributable Amount (on the Distribution Date on which the outstanding principal amount of the Class A-2 Notes is reduced to zero) and the Certificateholders' Interest Distributable Amount and (ii) the outstanding Certificate Balance. See "The Trust Agreement -- Distributions" and "-- Reserve Account" herein.

      OPTIONAL PREPAYMENT

                If the Company exercises its option to purchase the Collateral Certificates [and the Government Securities], which it may do when the aggregate outstanding principal amount of the Collateral Certificates [and the Government Securities] is reduced to 10% or less of the Pool Balance as of the Cutoff Date, the Certificateholders will receive an amount in respect of the Certificates equal to the outstanding Certificate Balance, together with accrued interest thereon at the Certificate Pass-Through Rate, which distribution shall effect an early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements -
      - Termination" in the Prospectus.


                   DESCRIPTION OF THE COLLATERAL CERTIFICATES

      GENERAL

                This Prospectus Supplement sets forth the material terms of the Collateral Certificates. It does not purport to provide complete information with respect to all terms of such securities, the issuer thereof or the Receivables relating thereto. Schedule I to this Prospectus Supplement contains a summary of the terms of the Collateral Certificates. Prospective investors are urged to read such Schedule, which is expressly made a part hereof. This Prospectus Supplement relates only to the Securities offered hereby and does not relate to the Collateral Certificates.

                Appendix A to this Prospectus Supplement contains certain excerpts from the prospectuses pursuant to which Collateral Certificates were offered and sold. See "Risk Factors--Available Information Regarding Collateral Certificates". Although the Company nor the Underwriter has any reason to believe the information provided by an originator of an Underlying Trust Fund or in any prospectus relating to the Collateral Certificates is not reliable, neither the Company nor the Underwriter has verified either its accuracy or its completeness. In particular, information set forth in any prospectus relating to the Collateral Certificates speaks only as of the date of such prospectus; there can be no assurance that events have not occurred, which would affect either the accuracy or the completeness of the information contained therein. See "Risk Factors--Available Information Regarding Collateral Certificates" and "--Certain Updated Information with Respect to the Collateral Certificates".

      CERTAIN UPDATED INFORMATION WITH RESPECT TO THE COLLATERAL CERTIFICATES

                As a general rule, the originator of each Underlying Trust Fund is subject to the information requirements of the Exchange Act. Accordingly, such originator files annual and periodic reports and other information with respect to the related Underlying Trust Fund, including monthly Servicer Reports regarding the Collateral Certificates, with the Commission. A summary of certain of the information included in the most recent Servicer Reports filed with the Commission is included as Appendix B hereto. Copies of such reports and other information may be inspected and copied at certain offices of the Commission at the address listed under "Available Information" herein.

                [In the event that the originator of an Underlying Trust Fund is not subject to the information requirements of the Exchange Act on the date of issuance of the Securities or ceases to be subject to such requirements after such date, the Company or the Trustee will provide, or cause to be provided (or make available, or cause to make available), upon request of a Securityholder, the Servicer Reports relating to such Underlying Trust Fund where the related Collateral Certificates represent 20% or more of the aggregate principal balance of the Trust Fund as of the Cutoff Date.]

                Neither the Company nor the Underwriter participated in the preparation of such Servicer Reports, and the information provided therein or in the publicly available documents referred to above is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Company or the Underwriter. In particular, information set forth in the Servicer Reports speaks only as of the date of such Servicer Report; there can be no assurance that events have not occurred that would affect the accuracy or completeness of any statements included in such Servicer Reports or in the publicly available documents filed by or on behalf of each Underlying Trust Fund.

      [UNDERWRITING STANDARDS

                If applicable, describe the underwriting standard used to originate the assets backing the Collateral Certificates.]


                   [DESCRIPTION OF THE GOVERNMENT SECURITIES

                This Prospectus Supplement sets forth the material terms of the Government Securities. It does not purport to provide complete information with respect to all terms of such securities or the issuer thereof. Certain information relating to the issuer of the Government Securities is provided in the Prospectus under the caption "The Government Securities." Schedule I to this Prospectus Supplement contains a summary of the terms of the Government Securities. Prospective investors are urged to read such Schedule, which is expressly made a part hereof. This Prospectus Supplement relates only to the Securities offered hereby and does not relate to the Government Securities.

                Appendix A to this Prospectus Supplement contains certain excerpts from the disclosure documentation pursuant to which Government Securities were offered and sold. See "Risk Factors--Available Information Regarding Government Securities". Although the Company nor the Underwriter has any reason to believe the information provided by an originator of a Government Securities or in any disclosure documentation relating to the Government Securities is not reliable, neither the Company nor the Underwriter has verified either its accuracy or its completeness. In particular, information set forth in any disclosure documentation relating to the Government Securities speaks only as of the date of such documentation; there can be no assurance that events have not occurred, which would affect either the accuracy or the completeness of the information contained therein. See "Risk Factors--Available Information Regarding Government Securities".]


                              THE TRUST AGREEMENT

                The following summary describes the material terms of the Trust Agreement. A form of the Trust Agreement has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. This summary does not purport to be a complete description of all terms of the Trust Agreement and therefore is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement. The following summary supplements the description of the general terms and provisions of Transfer and Servicing Agreements (as such term is used in the Prospectus) set forth under the heading "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.

      ACCOUNTS

                In addition to the Accounts referred to under "Description of the Transfer and Servicing Agreements -- Accounts" in the Prospectus, the Owner Trustee will also establish and maintain the Reserve Account on behalf of the Noteholders and the Certificateholders.

      DISTRIBUTIONS

                Deposits to Collection Account. On or about the _____ Business Day of each month, the Owner Trustee will provide the Indenture Trustee with certain information with respect to the related Collection Period, including the aggregate amount of collections on the Collateral Certificates [and the Government Securities], as well as the Total Distribution Amount, the Interest Distribution Amount and the Principal Distribution Amount.

                On or before each Distribution Date, the Owner Trustee will cause the Total Distribution Account to be deposited into the Collection Account. The "Total Distribution Amount" for a Distribution Date will equal the aggregate amount of the distributions received on the Collateral Certificates [and the Government Securities].

                The "Interest Distribution Amount" for a Distribution Date will equal the sum of the portion of all collections on the Collateral Certificates [and the Government Securities] allocable to interest, and Investment Earnings for such Distribution Date in each case, with respect to the related Collection Period. The "Principal Distribution Amount" for a Distribution Date will equal the portion of all collections on the Collateral Certificates [and the Government Securities] allocable to principal, with respect to the related collection period.

                Deposits to the Distribution Accounts. On each Distribution Date, the Owner Trustee will make the following deposits and distributions, to the extent of the Total Distribution Amount, in the following order of priority:

                (i) to the Note Distribution Account, from the Total Distribution Amount, the Noteholders' Interest Distributable Amount;

                (ii) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clause (i), the Noteholders' Principal Distributable Amount;

                (iii) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) and
      (ii), the Certificateholders' Interest Distributable Amount;

                (iv) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through
      (iii), the Certificateholders' Principal Distributable Amount; and

                (v) to the Reserve Account, the Total Distribution Amount remaining after the application of clauses (i) through (iv).

                For purposes hereof, the following terms shall have the following meanings:

                "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

                "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

                "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) on the Class A-1 Notes and the Class A-2 Notes at the Class A-1 Rate and the Class A-2 Rate, respectively, on the outstanding principal balance of the Notes of such class on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to all payments of principal to the Noteholders of such class on or prior to such Distribution Date.

                "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, (i) the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date, plus any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus (ii) interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rates borne by each class of the Notes from such preceding Distribution Date to but excluding such current Distribution Date. The Noteholders' Interest Carryover Shortfall for the initial Distribution Date is zero.

                "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date for as long as the Class A-1 Notes or the Class A-2 Notes are outstanding, 100% of the Principal Distribution Amount; provided, however, that on the Distribution Date on which the principal balance of the Class A-2 Notes is reduced to zero, the portion, if any, of the Principal Distribution Amount that is not applied to the principal of the Class A-2 Notes will be applied to the Certificate Balance; provided further, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes.

                "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholder's Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

                "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

                "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) at the Certificate Pass-Through Rate on the Certificate Balance on the last day of the preceding Collection Period (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to all distributions of principal to the Certificateholders on or prior to such Distribution Date.

                "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Certificate Pass-Through Rate from such preceding Distribution Date to but excluding such current Distribution Date. The Certificateholders' Interest Carryover Shortfall for the initial Distribution Date is zero.

                "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date prior to the Distribution Date on which the Notes are paid in full, zero; and with respect to any Distribution Date commencing on the Distribution Date on which the Notes are paid in full, 100% of the Principal Distribution Amount (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable as principal of the Notes); provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance.

                "Certificate Balance" equals, initially, $______ and, thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

                On each Distribution Date, all amounts on deposit in the Note Distribution Account generally will be paid in the following order of priority:

                (i) to the applicable Noteholders, accrued and unpaid interest on the outstanding principal balance of the applicable class of Notes at the applicable Interest Rate;

                (ii) to the Class A-1 Noteholders in reduction of principal until the principal balance of the Class A-1 Notes has been reduced to zero; and

                (iii) to the Class A-2 Noteholders in reduction of principal until the principal balance of the Class A-2 Notes has been reduced to zero.

                On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders.

      RESERVE ACCOUNT

                The Reserve Account will be created by the deposit thereto by the Company on the Closing Date of the Reserve Account Initial Deposit and will be increased up to the Specified Reserve Account Balance by the deposit thereto on each Distribution Date on the amount, if any, remaining from the Total Distribution Amount after payment of the Noteholders' Distributable Amount and the Certificateholders' Distributable Amount. If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date), is greater than the Specified Reserve Account Balance for such Distribution Date, the Owner Trustee will distribute an amount equal to such excess to the Company. Upon any distribution to the Company of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claim to, such amounts.

                Amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Noteholders and Certificateholders. Funds will be withdrawn from cash in the Reserve Account to the extent that the Total Distribution Amount with respect to any Collection Period is less than the Noteholders' Interest Distributable Amount and will be deposited to the Note Distribution Account for distribution to the Noteholders. In addition, funds will be withdrawn from cash in the Reserve Account to the extent that the portion of the Total Distribution Amount remaining after the deposit of the Noteholders' Distributable Amount to the Note Distribution Account is less than the Certificateholders' Interest Distributable Amount and will be deposited to the Certificate Distribution Account for distribution to the Certificateholders.

                The subordination of the Certificates and the Reserve Account are intended to enhance the likelihood of receipt by Noteholders of the full amount of interest due to them and to decrease the likelihood that the Noteholders will experience losses. In addition, the Reserve Account is intended to enhance the likelihood of receipt by Certificateholders of the full amount of interest due to them and to decrease the likelihood that the Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. In addition, subject to certain conditions, funds in the Reserve Account may be invested in securities that will not mature prior to a particular Distribution Date and will not be sold prior to maturity to meet any shortfalls that might occur on such Distribution Date. Thus, the amount of cash in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Collateral Certificates exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders or the Certificateholders could result.


                    [CERTAIN FEDERAL INCOME TAX CONSEQUENCES

           Discuss additional Federal income tax consequences, if any.]


                              ERISA CONSIDERATIONS

      THE NOTES

                The Notes may be purchased by an "employee benefit plan" as defined in and subject to the provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a "plan" as described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code") (each such "employee benefit plan" and "plan," a "Plan"). A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or
      Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.


      THE CERTIFICATES

                The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(l) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.


                                  UNDERWRITING

                Subject to the terms and conditions set forth in the respective underwriting agreements relating to the Notes and the Certificates (the "Underwriting Agreements"), the Company has agreed to cause the Trust to sell to CS First Boston Corporation (the "Underwriter"), and the Underwriter has agreed to purchase, all of the Securities.

                The Underwriter proposes to offer the Securities to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such prices less a concession of ___% per Class A-1 Note, ___% per Class A-2 Note and ___% per Certificate; however, the Underwriter and such dealers may allow a discount of ___% per Class A-1 Note, ___% per Class A-2 Note and ___% per Certificate on sales to certain other dealers; and after the initial public offering of the Securities, and public offering prices and the concessions and discounts to dealers may be changed by the Underwriter.

                The Underwriting Agreements provide that the Seller will indemnify the Underwriter against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriter may be required to make in respect thereof.

                The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriter.

                The closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes, and the closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates.

                Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Company or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and the Prospectus.

                [If and to the extent required by applicable law or regulation, this Prospectus Supplement and the attached Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Securities in which the Underwriter acts as principal. Sales will be made at negotiated prices determined at the time of sale.]


                                 LEGAL MATTERS

                Certain legal matters relating to the Securities will be passed upon by Sidley & Austin, New York, New York.

                         INDEX OF TERMS


Business Day......................................................  S-5
Certificate Balance...............................................  S-16
Certificate Pass-Through-Rate.....................................  S-6
Certificateholders................................................  S-6
Certificateholders' Distributable Amount..........................  S-15
Certificateholders' Interest Carryover Shortfall..................  S-15
Certificateholders' Interest Distributable Amount.................  S-15
Certificateholders' Monthly Interest Distributable Amount.........  S-15
Certificateholders' Principal Distributable Amount................  S-16
Certificates......................................................  S-12
Class A-1 Final Scheduled Payment Date............................  S-6
Class A-1 Notes................................................... Cover
Class A-1 Rate....................................................  S-5
Class A-2 Final Scheduled Payment Date............................  S-6
Class A-2 Notes................................................... Cover
Class A-2 Rate....................................................  S-5
Closing Date......................................................  S-4
Code..............................................................  S-17
Collateral Certificates...........................................  S-13
Collection Account................................................  S-7
Commission........................................................  S-3
Cutoff Date....................................................... Cover
Distribution Date.................................................  S-2
ERISA.............................................................  S-8
Federal Tax Counsel...............................................  S-8
Final Scheduled Distribution Date.................................  S-6
Government Securities.............................................  S-2
Indenture......................................................... Cover
Indenture Trustee................................................. Cover
Interest Distribution Amount......................................  S-14
Interest Rates....................................................  S-5
Noteholders.......................................................  S-5
Noteholders' Distributable Amount.................................  S-15
Noteholders' Interest Carryover Shortfall.........................  S-15
Noteholders' Interest Distributable Amount........................  S-15
Noteholders' Monthly Interest Distributable Amount................  S-15
Noteholders' Principal Distributable Amount.......................  S-15
Notes.............................................................  S-11
Owner Trustee..................................................... Cover
Plan..............................................................  S-17
Pool Balance......................................................  S-6
Principal Distribution Amount.....................................  S-14
Prospectus........................................................  S-3
Rating Agencies...................................................  S-9
Receivables.......................................................  S-2
Record Date.......................................................  S-5
Reserve Account...................................................  S-7
Reserve Account Initial Deposit...................................  S-7
Securities........................................................ Cover
Securityholders...................................................  S-6

Seller............................................................  S-2
Servicer Reports..................................................  S-10
Specified Reserve Account Balance.................................  S-7
Total Distribution Amount.........................................  S-5
Trust............................................................. Cover
Trust Agreement................................................... Cover
Trust Property....................................................  S-5
Underlying Agreement..............................................  S-2
Underlying Trust Fund.............................................  S-5
Underwriting...................................................... Cover
Underwriting Agreements...........................................  S-17

                                  SCHEDULE I
                                  ----------


                                   Class __
CUSIP #___________                                    Rating: ______________

                      [Monthly][Quarterly]
                      [Semi-Annual]                             Aggregate
Payment Dates         Interest Payment                       Interest Payment
- --------------------  --------------------                   ----------------

                      $___________________  $___________________


                      Aggregate Face
                      Amount                Minimum
                      of Principal          Authorized
                      Component             Denomination   Interest Rate
                      --------------------  -------------  -------------

                      $____________         $____________  ___________%

                                  APPENDIX A

                Prospectuses relating to Collateral Certificates

          [Disclosure Documentation relating to Government Securities]


                                [To be Supplied]

                                   APPENDIX B

              Servicer Reports relating to Collateral Certificates


                                [To be Supplied]

===============================================================================

          NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR CS FIRST BOSTON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                               TABLE OF CONTENTS
                                                                  PAGE
                                                                  ----
                             PROSPECTUS SUPPLEMENT
Summary..........................................................  S-4
Risk Factors.....................................................  S-9
The Trust........................................................  S-11
Weighted Average Life of the Securities..........................  S-12
The Notes........................................................  S-12
The Certificates.................................................  S-13
Description of the Collateral Certificates.......................  S-14
[Description of the Government Securities........................  S-15]
The Trust Agreement..............................................  S-15
[Certain Federal Income Tax Consequences.........................  S-18]
ERISA Considerations.............................................  S-18
Underwriting.....................................................  S-19
Legal Matters....................................................  S-19
Index of Terms...................................................  S-20

                                   PROSPECTUS

Prospectus Supplement............................................    2
Reports to Securityholders.......................................    2
Available Information............................................    2
Incorporation of Certain Documents by Reference..................    2
Summary of Terms.................................................    4
Risk Factors.....................................................   14
The Trusts.......................................................   17
The Receivables Pools............................................   19
The Collateral Certificates......................................   21
The Government Securities........................................   23
Weighted Average Life of the Securities..........................   32
Pool Factors and Trading Information.............................   33
The Seller and the Servicer......................................   33
Use of Proceeds..................................................   33
Description of the Notes.........................................   34
Description of the Certificates..................................   40
Certain Information Regarding the Securities.....................   41
Description of the Transfer and Servicing Agreements.............   45
Certain Legal Aspects of the Receivables.........................   57
Certain Federal Income Tax Consequences..........................   62
State and Local Tax Considerations...............................   86
ERISA Considerations.............................................   88
Plan of Distribution.............................................   94
Legal Matters....................................................   95

Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the securities described in this Prospectus Supplement, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                 $[          ]


                                CS FIRST BOSTON
                              AUTO RECEIVABLES
                               AND RECEIVABLES
                               SECURITIES TRUSTS



                    $[              ] [   ]% [Floating Rate]
                         Asset Backed Notes, Class [ ]

                    $[              ] [   ]% [Floating Rate]
                         Asset Backed Notes, Class [ ]

                   $[              ] [    ]% [Floating Rate]
                      Asset Backed Certificates, Class [ ]



                      Asset Backed Securities Corporation
                                   (Company)


                               _________________

                             PROSPECTUS SUPPLEMENT
                                 [    ], 199[ ]
                              ___________________


                            [LOGO] CS FIRST BOSTON

===============================================================================